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                                                                    EXHIBIT 23.4


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report, dated April 29, 1998 on United Pan-Europe Communications N.V. for the years ended December 31, 1997 and 1996, incorporated by reference from United International Holdings, Inc.'s Annual Report on Form 10-K for the year ended February 28, 1998, and to all references to our firm included in this Registration Statement.


                                         ARTHUR ANDERSEN & CO.

Amstelveen, The Netherlands
June 8, 1998